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                                                                    EXHIBIT 3(C)
                LETTERHEAD OF THE SECRETARY OF STATE OF DELAWARE
                                                                          Page 1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

   I, William T. Quillen, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the Certificate of Amendment of "United States Leasing International, Inc.," filed in this office on the Twelfth day of November, A.D. 1993, at 10 o'clock a.m.

   A certified copy of this Certificate has been forwarded to New Castle County Recorder of Deeds for recording.





                                                 /s/  William T. Quillen,
                                                      Secretary of State

                                                 AUTHENTICATION:    4144102

733316034                                        DATE:              11/12/93


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

 UNITED STATES LEASING INTERNATIONAL, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

 DOES HEREBY CERTIFY:

 FIRST:   That by action of the Board of Directors by unanimous written consent on November 10, 1993, resolutions were adopted setting forth proposed amendments ("Amendments") of the Certificate of Incorporation of the Company, declaring the Amendments to be advisable and calling a meeting of the sole stockholder of the Company for consideration of the Amendments. The resolutions setting forth the proposed amendments are as follows:

   RESOLVED that the Certificate of Incorporation of the Company be amended by striking Article One in its entirety and replacing it with:

                                  "ARTICLE ONE

            The name of the corporation is USL Capital Corporation."

   RESOLVED, that the Certificate of Incorporation of the Company be amended by striking Article Seven in its entirety.

 SECOND:   That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Company was duly called and held, and notice thereof was waived in accordance with Section 229 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendments.

 THIRD:   That the Amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

 IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by J.G. Duff, its Chairman and Chief Executive Officer, and Peter Mezey, its Secretary, this 11th day of November, 1993.

                                    By:    /s/  J.G. Duff
                                           Chairman and Chief Executive Officer

ATTEST:  /s/  Peter Mezey, Secretary
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                                                                    Exhibit (4)B

                   UNITED STATES LEASING INTERNATIONAL, INC.

                                       to
                The Chase Manhattan Bank (National Association),
                                                               Trustee





                                  SUPPLEMENTAL
                                   INDENTURE





                          Dated as of October 27, 1986

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         THIS FIRST SUPPLEMENTAL INDENTURE, dated of October 27, 1986, between
UNITED STATES LEASING INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Corporation"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), Trustee, a national banking association duly organized and existing under the laws of the United States (hereinafter called the "Trustee").

                                  WITNESSETH:

         WHEREAS, United States Leasing International, Inc., has heretofore executed and delivered to the Trustee a certain Indenture, dated as of January 15, 1986 (hereinafter called the (Indenture), providing for the issuance from time to time of one or more series of Securities (such terms and all other capitalized terms used but not defined in this First Supplemental Indenture having the meanings assigned them in the Indenture);

         WHEREAS, the Corporation is the surviving corporation of a merger which became effective on October 27, 1986 (the "Merger") in which United States Leasing International, Inc., a California corporation ("USLI-California"), which executed the Indenture, merged into the Corporation, whereupon, pursuant to tho Agreement of Merger entered into as of October 24, 1986 between the Corporation and USLI-California, the Corporation assumed all of the obligations of USLI-California under the Indenture including, without limitation, the due and punctual payment of the principal of (and premium, if any) and interest on all securities issued thereunder.

         WHEREAS, the Corporation is required and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to comply with the Indenture as set forth herein;

         WHEREAS, Section 901(1) of the Indenture provides that a supplemental indenture may be entered into by the Corporation and the Trustee without the consent of any Security holders to evidence the succession of another corporation to the Corporation, and the assumption by any such successor of the covenants of the corporation herein and in the Securities;

         WHEREAS, pursuant to section 903 and section 801(3) of the Indenture, the Corporation has furnished the Trustee with an Opinion of Counse1 and an Officers' Certificate complying with the requirements of Sections 903 and 801(3) of the Indenture, stating that all conditions precedent provided for in the Indenture with respect to the entering into of this First Supplemental Indenture have been complied with; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Corporation and the Trustee and a valid amendment of and supplement to the Indenture have been done.

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         WHEREAS, all things necessary pursuant to Section 801 of the Indenture to make effective the assumption by the Corporation of the obligations of USLI-California under the Indenture have been accomplished.

         NOW THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         In consideration of the promises and of the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

         1. That any and all references to "United States Leasing International, Inc., a California corporation" shall be amended to read "United States Leasing International, Inc., a Delaware Corporation".

         2. That the Corporation does hereby assume the due and punctual payment of the principal of (and premium, if any) and interest on all of the Securities and the performance of every covenant of the Indenture and this First Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  UNITED STATES LEASING INTERNATIONAL, INC.

                                  By:      /s/ Frank B. Smith
                                           Senior Vice President

                                  By:      /S/ Peter Mezey
                                           Senior Vice President



Attest:  /s/     Joanne L. Miller
         Assistant Secretary

(SEAL)

                                  THE CHASE MANHATTAN BANK
                                  (NATIONAL ASSOCIATION)


                                  By:      /s/ Frederick W. Clark
                                           Vice President

Attest:  /s/ R.J. Halleran
         Assistant Secretary

(SEAL)